EXHIBIT 10.1

FORM OF PERFORMANCE RESTRICTED STOCK RIGHTS AGREEMENT
PURSUANT TO THE THERAGENICS CORPORATION
2000 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date, by Theragenics Corporation (the “Company”) to _________________ (the “Recipient”) subject to acceptance by the Recipient.

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Grant Date to the Recipient, the Performance Restricted Stock Rights (the “Performance Restricted Stock Rights Grant”).

A.	Grant Date: February __, 2006.

B.	Plan (under which Performance Restricted Stock Rights Grant is granted): Theragenics Corporation 2000 Stock Incentive Plan.

C.
Performance Restricted Stock Rights: ________ Performance Restricted Stock Rights. Each Performance Restricted Stock Right represents the Company’s unsecured obligation to issue a minimum of 0.30 of one share of the Company’s common stock (“Common Stock”) and a maximum of two shares of the Company’s Common Stock as provided in Exhibit 1 hereto, subject to adjustment as provided in the attached Terms and Conditions.

IN WITNESS WHEREOF, the Company and the Recipient have executed this Agreement as of the Grant Date set forth above.

RECIPIENT	THERAGENICS CORPORATION

By: ________________________
__________________________
______________	Title: _______________________

TERMS AND CONDITIONS TO THE
PERFORMANCE RESTRICTED STOCK RIGHTS AGREEMENT
PURSUANT TO THE THERAGENICS CORPORATION
2000 STOCK INCENTIVE PLAN

1.    Adjustment to Number of Performance Restricted Stock Rights for Dividends. If the Company declares a dividend (other than a stock dividend) payable to shareholders of Common Stock and if the dividend is payable to shareholders of record before a share certificate for Common Stock has been issued hereunder, the number of Performance Restricted Stock Rights shall be increased by a number equal to the amount of the dividend per share, multiplied by the number of Performance Restricted Stock Rights (before adjustment), divided by the Fair Market Value per share of Common Stock as of the dividend declaration date.

2.    Tax Withholding.

(a)    The Recipient must deliver to the Company, within ten (10) days after written notification from the Company as to the amount of the tax withholding that is due, either (i) cash, or (ii) a certified check payable to the Company, in the amount of all tax withholding obligations imposed on the Company by reason of the earning of the shares of Common Stock issuable hereunder, except as provided in Section 2(b), or (iii) by tendering a number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax withholding obligations imposed on the Company (the “Stock Tendering Election”); provided, however, the Committee may in its sole discretion, disapprove and give no effect to the Stock Tendering Election by giving written notice to the Recipient within ten (10) days after receipt of the Stock Tendering Election, in which event the Recipient must deliver, within ten (10) days after receiving such notice, the tax withholding in the manner provided in clause (i) or (ii). If the Recipient does not timely satisfy payment of the tax withholding obligation, the Recipient will forfeit the Performance Restricted Stock Rights and shares of Common Stock issuable hereunder.

(b     In lieu of paying the tax withholding obligation as described in Section 2(a), Recipient may elect to have the actual number of shares of Common Stock issuable hereunder reduced by the number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock on the date the Common Stock is issuable to the Recipient, is sufficient to satisfy the minimum amount of the required tax obligations imposed on the Company by reason of the earning of the shares (the “Withholding Election”). Recipient may make a Withholding Election only if all of the following conditions are met:

(i)    the Withholding Election must be made within ten (10) days after the Recipient receives written notification from the Company as to the amount of the tax withholding that is due (the “Tax Notice Date”), by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit 2 attached hereto; and

(ii)    any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election, by giving written notice to the Recipient no later than ten (10) days after the Company’s receipt of the Notice of Withholding Election, in which event the Recipient must deliver to the Company, within ten (10) days after receiving such notice, the amount of the tax withholding pursuant to Section 2(a).

3.    Restrictions on Transfer of Performance Restricted Stock Rights. Except for the transfer by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Performance Restricted Stock Rights. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the terms of this Agreement.

4.    Change in Capitalization.

(a)    The number and kind of Performance Restricted Stock Rights and the shares of Common Stock issuable pursuant thereto shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or if any other increase or decrease in the number of shares of Common Stock outstanding is effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment.

(b)    In the event of a merger, consolidation, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, the Committee shall take such action to make such adjustments with respect to the Performance Restricted Stock Rights as it, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Agreement, substituting cash, other securities, or other property to replace the Performance Restricted Stock Rights, or removing of restrictions on the issuance of Common Stock pursuant to the Performance Restricted Stock Rights.

(c)    All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Recipient. Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

(d)    The existence of the Plan and the Performance Restricted Stock Rights Grant shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

5.    Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no shares of Common Stock shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

6.    Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

7.    Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

8.    Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

9.    Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter.

10.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

11.    No Right to Continued Retention. Neither the establishment of the Plan nor the award of Performance Restricted Stock Rights hereunder shall be construed as giving Recipient the right to continued service with the Company or an Affiliate.

12.    Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement. Capitalized terms used, but not defined, in this Agreement shall be given the meaning ascribed to them in the Plan.

13.    Definitions. As used in these Terms and Conditions and this Agreement:

“Cause” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company, or, if there is none, then Cause shall means the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Recipient to substantially perform his duties with the Company or an Affiliate; (ii) conduct by the Recipient that amounts to willful misconduct or gross negligence; (iii) any act by the Recipient of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate; (iv) commission by the Recipient of a felony or any other crime involving dishonesty; or (v) illegal use by the Recipient of alcohol or drugs.

“Change in Control” means any one of the following events which occurs following the Grant Date:

(1)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

(2)    individuals who as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(3)    the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as an employee or director of the Company or an Affiliate.

“Disability” shall have the meaning set forth in the employment agreement between the Recipient and the Company, or if there is none, then Disability means the inability of the Recipient to perform any of his duties for the Company and its Affiliates due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Company), for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

EXHIBIT 1

SCHEDULE OF SHARES OF COMMON STOCK TO BE ISSUED

A.
The number of Shares of Common Stock to be issued to each Recipient who remains an employee of the Company or an Affiliate through December 31, 2008 for each Performance Restricted Stock Right will be equal to the sum of the number of shares to be issued determined pursuant to Paragraphs 1, 2, and 3 below:

1.

Cumulative Revenues	Number of Shares of Common Stock to be issued for each of twenty-five percent (25%) of the Performance Restricted Stock Units
> $[ revenue level associated with maximum]	2
$[ revenue level associated with target]	* 1
$[ revenue level associated with minimum]	* 0.30
< $[ revenue level associated with minimum]	0.30

* Number of shares to be issued will be determined by linear interpolation for Cumulative Revenues between $[revenue level associated with target] and $[revenue level associated with maximum] or between $[revenue level associated with minimum] and $[revenue level associated with target].

2.

Cumulative Earnings Per Share	Number of Shares of Common Stock to be issued for each of twenty-five percent (25%) of the Performance Restricted Stock Units
> $[ EPS level associated with maximum]	2
$[ EPS level associated with target]	** 1
$[ EPS level associated with minimum]	** 0.30
< $[EPS level associated with minimum]	0.30

** Number of shares to be issued will be determined by linear interpolation for Cumulative Earnings Per Share between $[EPS level associated with target] and $[EPS level associated with maximum] or between $[EPS level associated with minimum] and $[EPS level associated with target].

3.
In addition, a minimum of 0.30, and a maximum of 2, shares of Common Stock will be issued to the Recipient for each of fifty percent (50%) of the Performance Restricted Stock Units, based solely on the discretion of the Committee taking into account such facts and circumstances as it determines to be relevant in assessing the Recipient’s and/or the Company’s performance.

B.	1.
“Cumulative Revenue” means the consolidated gross revenue of the Company and its subsidiaries for the period January 1, 2006 through December 31, 2008, as determined from the Company’s audited financial statements.

2.
“Cumulative Earnings Per Share” means the sum of the annual consolidated earnings per share of the Company and its subsidiaries for the three years in the period of January 1, 2006 through December 31, 2008, as determined from the Company’s audited financial statements.

C.
Except if a Change in Control occurs before December 31, 2008, if the Recipient ceases to perform services before December 31, 2008 as an employee of the Company or an Affiliate due to the Recipient’s death, Disability, retirement upon or after reaching age 65, or termination of employment by the Company or an Affiliate without Cause, a portion of the shares of Common Stock determined pursuant to the schedule in Item A will be issued to the Recipient. Such portion shall be equal to the number of shares of Common Stock determined pursuant to the schedule in Item A multiplied by a fraction, the numerator of which is the number of days of the Recipient’s employment by the Company and its Affiliates from and including January 1, 2006, through the date of death, disability, retirement upon or after reaching age 65 or termination of employment by the Company or an Affiliate without Cause, and the denominator of which is the number of days from and including January 1, 2006 through December 31, 2008 (provided that in any such event, the Committee may, in its sole discretion provide by written resolution that a greater portion of the shares shall be issued). Fractional shares will be disregarded and will not be issued.

D.
If a Change in Control occurs before December 31, 2008, then neither Item A nor Item C will apply, and (1) if the Recipient remains an employee of the Company or an Affiliate until the occurrence of the Change in Control, then one share of Common Stock will be issuable as of the date of the Change in Control for each Performance Restricted Stock Right and the Performance Restricted Stock Rights will terminate as of such date, and (2) in the case of a Recipient who before the date of the Change in Control has ceased to perform services as an employee of the Company or an Affiliate due to the Recipient’s death, Disability, retirement upon or after reaching age 65, or termination of employment by the Company or an Affiliate without Cause, then a fraction (determined in accordance with Item C above) of one share of Common Stock will be issuable as of the date of the Change in Control for each Performance Restricted Stock Right and the Performance Restricted Stock Rights will terminate as of such date.

E.
All Performance Restricted Stock Rights as to which the events have not occurred requiring shares of Common Stock to be issued as of the Recipient’s cessation of services as an employee of the Company or an Affiliate shall be forfeited. If the events have occurred requiring shares of Common Stock to be issued to a Recipient prior to the Recipient’s cessation of services as an employee of the Company or an Affiliate, the shares of Common Stock shall be issued to the Recipient even if the Recipient’s employment terminates for any reason before the number of shares of Common Stock to be issued has been determined.

F.
If a Recipient is entitled to shares of Common Stock pursuant to Item A or C, a share certificate shall be issued in 2009 as soon as reasonably practicable after the Company determines the number of shares to be issued.

G.
If a Recipient is entitled to shares of Common Stock pursuant to Item D, a share certificate shall be issued as soon as reasonably practicable, but in no event later than ten (10) business days following the date of the Change in Control; provided, however, that in the case of a Recipient described in Item D(2), if payment would fail to satisfy Section 409A(a)(1)(A) of the Code, the share certificate shall not be issued until the date specified in Item F.

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
PURSUANT TO THERAGENICS CORPORATION
2000 STOCK INCENTIVE PLAN

TO:	Theragenics Corporation
Attention:	Chief Financial Officer

FROM:	_________________

RE:	Withholding Election

This election relates to the Performance Restricted Stock Rights Grant identified in Paragraph 3 below. I hereby certify that:

(1)    My correct name and social security number and my current address are set forth at the end of this document.

(2)    I am (check one, whichever is applicable).

[ ]	the original recipient of the Performance Restricted Stock Rights Grant.

[ ]	the legal representative of the estate of the original recipient of the Performance Restricted Stock Rights Grant.

[ ]	a legatee of the original recipient of the Performance Restricted Stock Rights Grant.

[ ]	the legal guardian of the original recipient of the Performance Restricted Stock Rights Grant.

(3)    The Performance Restricted Stock Rights Grant pursuant to which this election relates was issued with a Grant Date of February __, 2006 under the Theragenics Corporation 2000 Stock Incentive Plan (the “Plan”) in the name of _____________ for a total of _____ shares of Common Stock. This election relates to ______ shares of Common Stock issuable with respect to the Performance Restricted Stock Rights, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)    I hereby elect to have certain of the shares withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.

The fair market value of the shares to be withheld in addition to $_________ in cash to be tendered to the Company by the recipient of the Performance Restricted Stock Rights Grant shall be equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

(5)    This Withholding Election is made no later than ten (10) days after the Tax Notice Date and is otherwise timely made pursuant to the Plan.

(6)    I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)    The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:__________________________

Signature: _______________________

___________________________
Name (Printed)

______________________________
Street Address

______________________________
City, State, Zip Code